EXHIBIT 5

                                  DEUTCH & FALK
                           A PROFESSIONAL CORPORATION
                               COUNSELLORS AT LAW
                                843 RAHWAY AVENUE
                           WOODBRIDGE, N.J. 07095-3699

KENNETH B. FALK                                               NEW YORK OFFICE:
                                  908.636.4200

N.J. & N.Y. BARS                                           2 PENNSYLVANIA PLAZA
                                    FACSIMILE                    SUITE 1910
                                  908.636.3575              NEW YORK, N.Y. 10121

                                                                 212.319.7332

                                      DRAFT

                                  July 3, 2001


High Tech Travel Services Corporation
38 Second Avenue
Atlantic Highlands, NJ
Attn: Benjamin Callari, Pres.

Gentlemen:

        We have served as counsel to High Tech Travel Services Corporation (the "Company") in connection with the making of a rescission offer as described in the Prospectus contained in Registration Statement number on Form SB-2 (the "Registration Statement") in the form in which it became effective on 2001 (the "Effective Date") under the Securities Act of 1933, as amended (the "Act").

        In connection with this matter we have examined

         (i) the originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation of the Company, as amended to date;
         (ii) the By-laws of the Company, as amended to date;
         (iii) a certificate from the Secretary of State of Delaware dated as of a recent date, certifying that the Company is duly incorporated and in good standing in the State of Delaware;
         (iv) a certificate from the Secretary of State of Delaware dated as of a recent date, listing all charter documents on file, and attaching a copy of each such document;
         (v) a certificate of the Company's Secretary, certifying as to various matters of fact; and
         (vii) a certified copy of resolutions of the Board of Directors of the Company, dated 2001, ratifying the issuance of the shares covered by the Registration Statement, authorizing the making of the rescission offer, authorizing the filing of the Registration Statement, and determining and establishing various other matters relating to the issuance of the shares.

        Based upon the foregoing, and in reliance on our review and examination of such matters of laws and fact as we have deemed appropriate and relevant for the purposes of this opinion, it is out opinion that:
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                                      DRAFT

        1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own its own properties and conduct its business.

        2. The shares of common stock of the Company, when issued in accordance with the Registration Statement to those offerees who reject the rescission offer described therein, will be legally and validly authorized and issued, and fully paid and non-assessable.

         We hereby consent to the incorporation of this opinion in the Registration Statement referred to above.

                                                  Very truly yours,


                                      DRAFT